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                  SECURITIES AND EXCHANGE COMMISSION
                      Washington, D. C.  20549

                           FORM  T-1

                      STATEMENT OF ELIGIBILITY
             UNDER THE TRUST INDENTURE ACT OF 1939 OF
            A CORPORATION DESIGNATED TO ACT AS TRUSTEE

        CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
              A TRUSTEE PURSUANT TO SECTION 305(b)(2)

                          CHEMICAL BANK
      (Exact name of trustee as specified in its charter)

 New York                                             13-4994650
(State of incorporation                         (I.R.S. employer
if not a national bank)                      identification No.)

270 Park Avenue
New York, New York                                         10017
(Address of principal executive offices)              (Zip Code)

                       William H. McDavid
                         General Counsel
                         270 Park Avenue
                    New York, New York 10017
                      Tel:  (212) 270-2611
 (Name, address and telephone number of agent for service)

                     FIRST UNION CORPORATION
 (Exact name of obligor as specified in its charter)

North Carolina                                       56-0898180
(State or other jurisdiction of                (I.R.S. employer
incorporation or organization)              identification No.)

First Union Plaza
Charlotte, North Carolina                                 28288
(Address of principal executive offices)             (Zip Code)

                        Debt Securities
             (Title of the indenture securities)

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                             GENERAL

Item 1.    General Information.

    Furnish the following information as to the trustee:

    (a) Name and address of each examining or supervising authority to which it is subject. New York State Banking
    Department, State House, Albany, New York  12110.

    Board of Governors of the Federal Reserve System, Washington,
    D.C., 20551 and Federal Reserve Bank of New York, District No. 2, 33 Liberty Street, New York, N.Y.

    Federal Deposit Insurance Corporation, Washington, D.C., 20429.

    (b)    Whether it is authorized to exercise corporate trust powers.

        Yes.


Item 2.    Affiliations with the Obligor.

    If the obligor is an affiliate of the trustee, describe each such affiliation.

    None.


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Item 16.    List of Exhibits

    List below all exhibits filed as a part of this Statement of Eligibility.

    1. A copy of the Articles of Association of the Trustee as now in effect, including the Organization Certificate and the Certificates of Amendment dated February 17, 1969, August 31, 1977, December 31, 1980, September 9, 1982, February 28, 1985 and December 2, 1991 (see
Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference).

    2. A copy of the Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference).

    3. None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

    4. A copy of the existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No.
33-84460, which is incorporated by reference).

    5.  Not applicable.

    6. The consent of the Trustee required by Section 321(b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference).

    7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

    8.  Not applicable.

    9.  Not applicable.

                         SIGNATURE

    Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Chemical Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 19th day of December, 1994.

                          CHEMICAL BANK


                           By /s/ G. McFarlane
                                  G. McFarlane
                                  Vice President


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                         Exhibit 7 to Form T-1


                           Bank Call Notice

                       RESERVE DISTRICT NO. 2
              CONSOLIDATED REPORT OF CONDITION OF

                            Chemical Bank
            of 270 Park Avenue, New York, New York 10017
              and Foreign and Domestic Subsidiaries,
              a member of the Federal Reserve System,

      at the close of business September 30, 1994, published in accordance with a call made by the Federal Reserve Bank of this
     District pursuant to the provisions of the Federal Reserve Act.

                                                          Dollar Amounts
             ASSETS                                        in Millions


Cash and balances due from depository institutions:
     Noninterest-bearing balances and

     currency and coin .................................     $  5,913
     Interest-bearing balances .........................        5,078
Securities:      .......................................
Held to maturity securities.............................        6,544
Available for sale securities...........................       14,264
Federal Funds sold and securities purchased under
     agreements to resell in domestic offices of the
     bank and of its Edge and Agreement subsidiaries,
     and in IBF's:
     Federal funds sold ................................       1,811
     Securities purchased under agreements to resell ...          20
Loans and lease financing receivables:
     Loans and leases, net of unearned income...........     $63,160
     Less: Allowance for loan and lease losses..........       2,015
     Less: Allocated transfer risk reserve ...                   113
     Loans and leases, net of unearned income,
     allowance, and reserve ............................      61,032
Assets held in trading accounts ........................      25,972
Premises and fixed assets (including capitalized
     leases)............................................       1,394
Other real estate owned ................................         496
Investments in unconsolidated subsidiaries and

     associated companies...............................         141
Customer's liability to this bank on acceptance
     outstanding .......................................       1,167
Intangible assets .....................................          555
Other assets ..........................................        5,812

TOTAL ASSETS ..........................................     $130,199


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                           LIABILITIES


Deposits
     In domestic offices ................................     $45,811
     Noninterest-bearing ...............................      $15,174
     Interest-bearing ..................................       30,637
     In foreign offices, Edge and Agreement subsidiaries,
     and IBF's ..........................................      28,701
      Noninterest-bearing ...............................     $   154
     Interest-bearing ...................................      28,547

Federal funds purchased and securities sold under agree-
ments to repurchase in domestic offices of the bank and
     of its Edge and Agreement subsidiaries, and in IBF's
     Federal funds purchased ............................      10,457
     Securities sold under agreements to repurchase .....       1,187
Demand notes issued to the U.S. Treasury ................       1,538
Trading liabilities .....................................      17,298
Other Borrowed money:
     With original maturity of one year or less .........       6,647
     with original maturity of more than one year .......       1,035
Mortgage indebtedness and obligations under capitalized
     leases .............................................          24
Bank's liability on acceptances executed and outstanding        1,175
Subordinated notes and debentures .......................       3,500
Other liabilities .......................................       5,332

TOTAL LIABILITIES .......................................     122,705


                           EQUITY CAPITAL

Common stock ............................................        620
Surplus .................................................      4,501
Undivided profits and capital reserves ..................      2,665
Net unrealized holding gains (Losses)

on available-for-sale securities ........................       (290)
Cumulative foreign currency translation adjustments .....         (2)

TOTAL EQUITY CAPITAL ....................................      7,494


TOTAL LIABILITIES, LIMITED-LIFE PREFERRED
     STOCK AND EQUITY CAPITAL ..........................     $130,199


I, Joseph L. Sclafani, S.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

          JOSEPH L. SCLAFANI


We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in confor-mance with the instructions and is true and correct.


          WALTER V. SHIPLEY       )
          EDWARD D. MILLER        )DIRECTORS
          WILLIAM B. HARRISON     )



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